UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022 (January 10, 2022)

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Current Report on Form 8-K filed on January 11, 2022

As previously disclosed, on January 11, 2022, the Company filed a Current Report on Form 8-K to report that the Company’s joint venture, Thor Miner Inc (“Thor”), entered into a Purchase and Sale Agreement with SOS Information Technology New York Inc. (the “Buyer”). Pursuant to the Purchase and Sale Agreement, Thor agreed to sell and the Buyer agreed to purchase certain cryptocurrency mining hardware and other equipment. The aggregate amount of the Purchase and Sale Agreement is $200,000,000, which is expected to be completed under separate purchase orders. Thor and the Buyer agreed that the Buyer shall make payment equal to 50% of the total purchase price within 5 days after the execution of the Purchase and Sale Agreement, and the remaining 50% for each order shall be paid at least seven (7) calendar days before the shipment.

Subsequently, Thor and the Buyer agreed that the Buyer shall make payment equal to 50% of the total purchase price of each order within 5 days, and the remaining 50% for each order shall be paid at least seven (7) calendar days before the shipment. The first order under the Purchase and Sale Agreement Thor received was a $80,000,000 order placed on January 10, 2022. As of the date of this report, Thor has already received the $40,000,000 for the first order.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2022

Singularity Future Technology Ltd. (formerly known as Sino-Global Shipping America, Ltd.)

By:	/s/ Yang Jie
Name:	Yang Jie
Title:	Chief Executive Officer

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